EXHIBIT 10.5

THIS GUARANTY AGREEMENT (“Guaranty”) is made on this 6 day of September, 2005 by DYNEGY HOLDINGS INC., a Delaware corporation (“Guarantor”) in favor of LYONDELL CHEMICAL COMPANY, a Delaware corporation (“Beneficiary”), in consideration of Beneficiary entering into certain agreements with COGEN LYONDELL, INC., a Texas corporation (“CLI”).

WHEREAS, Beneficiary and CLI have entered into that certain Steam and Electric Power Sales Agreement dated as of September 6, 2005 (the “SEPSA”), that certain Amended and Restated Lease and Easement Agreement dated as of September 6, 2005 (the “Lease”) and that certain Services Agreement for CLI Facility dated as of September 6, 2005 (the “Services Agreement” and, collectively, the “Agreements”);

WHEREAS, Guarantor wishes to provide this Guaranty to Beneficiary as part of CLI’s consideration for such Agreements and to induce Beneficiary to enter into the Agreements with CLI; and

WHEREAS, Guarantor will benefit directly or indirectly from the Agreements.

NOW, THEREFORE, Guarantor hereby covenants and agrees as follows:

1. GUARANTY. Subject to the terms and conditions contained herein, Guarantor unconditionally and irrevocably guarantees to Beneficiary, its successors, endorsees and assigns, the prompt payment when due of the obligations of CLI to Beneficiary arising under the Agreements (collectively, the “Obligations”). To the extent that CLI shall fail to pay any Obligations, Guarantor shall promptly pay to Beneficiary the amount due. The liability of Guarantor under the Guaranty shall be subject to the following:

(a) Guarantor’s liability hereunder shall be and is specifically limited to payments expressly required to be made in accordance with the Agreements (even if such payments are deemed to be damages), and except to the extent specifically provided in the Agreements, in no event shall Guarantor be subject hereunder to consequential, indirect, exemplary, loss of profits, punitive, treble, tort, or any other damages, costs or attorney’s fees;

(b) the aggregate amount covered by this Guaranty shall not exceed Fifty Million U.S. Dollars ($50,000,000.00); and

(c) this Guaranty shall constitute a guarantee of payment and not of collection. Guarantor shall have no obligation to buy, sell, deliver, supply or transport electricity, steam, gas, water or any other commodity under the Agreements.

2. DEMANDS AND NOTICES. Upon the failure by CLI to make payment when due under the Agreements, Beneficiary shall make demand of payment upon Guarantor (“Payment Demand”). A Payment Demand shall be in writing and shall state the amount CLI has failed to pay and an explanation of why such payment is due, with a specific statement that Beneficiary is calling upon Guarantor to pay under this Guaranty. Other than a Payment Demand, Guarantor hereby expressly waives notice of acceptance of this Guaranty, all notices of the making of the Agreements between Beneficiary and CLI, all notices with respect to such Agreements and this

Guaranty, and any other notices whatsoever. In addition, Guarantor waives presentment and demand concerning the liabilities of Guarantor and any right to require that any action or proceeding be brought against CLI or any other person, or to require that Beneficiary seek enforcement of any performance against CLI or any other person, prior to any action against Guarantor under the terms hereof.

3. EFFECT OF CERTAIN EVENTS. In the event that CLI becomes subject to a bankruptcy, reorganization or similar proceeding (whether voluntarily or involuntarily), the obligations of this Guaranty shall not be impaired or otherwise affected thereby. Beneficiary shall not be obligated to file any Claim relating to the Obligations owing to it, and the failure of Beneficiary to so file shall not affect Guarantor’s obligations hereunder. In the event that any payment to Beneficiary in respect to any of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder in respect to such Obligations as if such payment had not been made.

4. WAIVERS. Guarantor consents to any extensions of time for the payment of the Obligations guaranteed hereunder, to any changes in the terms of the Agreements, and to any settlements or adjustments entered into between Beneficiary and CLI. Guarantor hereby agrees that its obligations under this Guaranty shall not be released, diminished, impaired, reduced or affected by the failure of Beneficiary to notify Guarantor of any renewal, extension or rearrangement of the Obligations guaranteed hereunder. No delays on the part of Beneficiary in the exercise of any right or remedy shall operate as a waiver, and no single or partial exercise by Beneficiary of any right or remedy shall preclude the exercise of any other right or remedy. For the avoidance of doubt, Guarantor shall be bound by the resolution of any Expert Dispute and/or Dispute (as such terms are defined in any of the Agreements), including without limitation, the determination of CLI’s obligations arising under any of the Agreements.

5. TERM. This Guaranty is a general and continuing guaranty and shall remain in full force and effect until the latest of (i) the termination of the SEPSA, (ii) the termination of the Lease or (iii) the termination of the Services Agreement; provided that this Guaranty shall remain in full force and effect after either such expiration or termination with respect to all Obligations incurred prior thereto, until such Obligations have been fully satisfied, performed and discharged.

6. NOTICE. Any Payment Demand, notice, request, instruction, correspondence or other document to be given hereunder by any party to another (herein, collectively called “Notice”) shall be in writing and delivered by a recognized courier service, personal delivery or mailed by certified mail, postage prepaid and return receipt requested as follows

To Guarantor:

Dynegy Holdings, Inc.

1000 Louisiana, Suite 5800

Houston, TX 77002-5050

Attn: Assistant Treasurer

To Beneficiary:

Lyondell Chemical Company

1221 McKinney, Suite 700

Houston, TX 77010

Facsimile: (713) 951-1603

Attention: Director of U.S. Industrial Gases and Utilities

With a copy to:

Lyondell Chemical Company

1221 McKinney, Suite 700

Houston, TX 77010

Facsimile: (713) 309-2143

Attention: General Counsel

Notice given by courier service, personal delivery or mail shall be effective upon actual receipt. Either party may change any address to which Notice is given to it by giving notice as provided above of such change of address.

7. SETOFFS AND COUNTERCLAIMS. Without limiting Guarantor’s own defenses and rights hereunder, Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses which CLI or any affiliate of Guarantor is or may be entitled to arising out of the Agreements or otherwise, except for defenses arising out of the bankruptcy, insolvency, dissolution or liquidation of CLI.

8. AMENDMENTS AND ASSIGNMENTS. This Guaranty shall inure to the benefit of Beneficiary, its successors, assigns and creditors, and other than as expressly set forth herein, can be modified only by a written instrument signed by Beneficiary and Guarantor. Beneficiary shall have the right to assign this Guaranty to any person or entity without the prior consent of the Guarantor; provided, however, that no such assignment shall be binding upon Guarantor until it receives written notice of such assignment from Beneficiary. The Guarantor shall have no right to assign this Guaranty or its obligations hereunder without the prior written consent of Beneficiary, which shall not be unreasonably withheld.

9. GOVERNING LAW. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CHOICE OF LAW RULES THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

10. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants that:

(a) it is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Guaranty;

(b) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guaranty;

(c) this Guaranty constitutes a validly and legally binding agreement of Guarantor, except as the enforceability of this Guaranty may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally and by general principles of equity; and

(d) the individual signing below is authorized to bind the Guarantor to its obligations under this Guaranty.

11. PRIOR GUARANTEES. This Guaranty supersedes and terminates all prior guarantees to Beneficiary and its affiliates issued by Guarantor on behalf of CLI for the Obligations covered hereby.

12. DISPUTE RESOLUTION. The dispute resolution provisions of each Agreement and, to the extent necessary to give complete meaning to those provisions, the definitions of defined terms used therein (in each case as the same may be amended, modified, or supplemented from time to time) are incorporated herein; provided that all references in such provisions, as incorporated into this Guaranty, to such Agreement and to CLI are deemed to be references to this Guaranty and to Guarantor, respectively, with appropriate grammatical modifications. Any dispute, controversy or Claim which may arise out of or in connection with this Guaranty shall be resolved by Guarantor and Beneficiary in accordance with the dispute resolution provisions and related definitions of the Agreement to which the same relates, as such provisions and related definitions are incorporated into this Guaranty.

EXECUTED, as of the day and year first above written.

DYNEGY HOLDINGS, INC.

/s/ Charles C. Cook
Charles C. Cook
Vice President of Finance